EX-23.2
  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Board of Directors
ParaFin Corporation (formerly known as E.T. Corporation)

I consent to the incorporation by reference of my independent auditors' report dated January 4, 2005 on the balance sheet as of September 30, 2004, and the statements of operations, stockholders' equity (deficit) and cash flows for the year then ended, included in ParaFin Corporation's (formerly known as E.T. Corporation) Form 10-KSB for the fiscal year ended September 30, 2004 into the company's previously filed registration statement on Form S-8 POS (File No. 333-72610).

/s/ George Brenner, C.P.A.
George Brenner, C.P.A.
Los Angeles, California
January 18, 2005